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Exhibit 23.7

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement of Carey Watermark Investors Incorporated on the Post-Effective Amendment No. 1 to Form S-11 of our report dated August 15, 2013 which appears in the financial statements of MMG-26 LLC and MMG-26 Operator LLC as of and for the years ended December 31, 2012 and 2011, incorporated by reference to Exhibit 99.1 to Carey Watermark Investors Incorporated Form 8-K/A filed on August 21, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Blum, Shapiro & Company, P.C.
Providence, RI March 21, 2014

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  Exhibit 23.7
CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM